SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 27, 2006

LEXINGTON REALTY TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-12386	13-371318
(Commission File Number)	(I.R.S. Employer Identification No.)

One Penn Plaza, Suite 4015, New York, New York	10119-4015
(Address of Principal Executive Offices)	(Zip Code)

(212) 692-7200

(Registrant's Telephone Number, Including Area Code)

LEXINGTON CORPORATE PROPERTIES TRUST

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

___         Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

___         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K relates to certain events prior to the consummation of our merger with Newkirk Realty Trust, Inc. on December 31, 2006. As a result, references to “we,” “us,” and “our” refer to Lexington Corporate Properties Trust prior to the merger.

Item 1.01	Entry into a Material Definitive Agreement

Amendment to Credit Agreement

On December 27, 2006, we entered into the Second Amendment to Credit Agreement, which we refer to as our Credit Facility, among us, Lepercq Corporate Income Fund L.P., or LCIF, Lepercq Corporate Income Fund II L.P., or LCIF II, and Net 3 Acquisition L.P., or Net 3, collectively as borrowers, each of Lenders party thereto, and Wachovia Bank, National Association, as agent, as amended by the First Amendment to Credit Agreement, dated as of June 1, 2006.

The Second Amendment increases (i) the percentage threshold restricting investments in properties leased under ground leases from 10.0% to 25.0% of Capitalized Value (as defined in our Credit Facility) and (ii) the percentage threshold restricting the aggregate value of investments subject to limitations under our Credit Facility from 30.0% to 40.0% of Capitalized Value.

Attached as Exhibit 10.1 to this Current Report is a copy of the Second Amendment. The description of the Second Amendment in this Current Report does not purport to be complete and is qualified in its entirety by reference to the copy attached as Exhibit 10.1. Our Credit Facility was attached as Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission, or SEC, on June 30, 2005 and the First Amendment to our Credit Facility was attached as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on June 2, 2006.

Item 5.02            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Executive Compensation

The Compensation Committee of our Board of Trustees approved salary increases, bonus awards and long-term incentive awards for our executive officers. In approving these items, the Compensation Committee (1) retained an independent compensation consultant to perform an analysis of our compensation practices and those of our “peers” and make recommendations with respect to our compensation practices and (2) considered several factors, including the scope of the individual’s responsibilities, competitive payment practices, our historical financial results and our anticipated financial performance. No specific weight was given to any particular factor.

Bonuses

On December 28, 2006, the Compensation Committee approved annual bonuses with respect to calendar year 2006, in a combination of cash and non-vested common shares of us under our 1998 Share Option Plan, to our then executive officers as follows:

Name and Title	Value Of Bonus Award
E. Robert Roskind – Chairman	$ 1,296,000
T. Wilson Eglin – Chief Executive Officer, President and Chief Operating Officer	1,368,000
Richard J. Rouse – Vice Chairman and Chief Investment Officer	1,296,000
Patrick Carroll – Executive Vice President, Chief Financial Officer and Treasurer	936,000
John B. Vander Zwaag – Executive Vice President	907,200

50% of the bonus award is payable in cash. A portion of the cash award equal to one twenty-fourth of the executive’s base salary was paid in cash pursuant to existing company practice on December 15, 2006. The remainder of the cash award is payable on January 12, 2007.

The remaining 50% of the bonus award consisted of non-vested common shares that vest in equal installments on each of the next five anniversary dates of the award. Each award is governed by a non-vested share agreement. A form of each non-vested agreement was attached as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on February 6, 2006. This Current Report describes certain terms of these non-vested share agreements, and such descriptions are qualified in their entirety by reference to the full text of such agreements. The vesting of the non-vested common shares may accelerate upon certain events in accordance with the non-vested share agreements and each executive’s respective employment agreement.

The number of non-vested common shares issued was determined by dividing (x) the sum of the amount of the bonus as specified above less the portion paid in cash by (y) the closing price of the common shares on the New York Stock Exchange on December 27, 2006 ($21.94 per share), the last closing price before the bonus amounts were approved by the Compensation Committee. The non-vested common shares are entitled to voting rights and receive dividends, including the special dividends related to the merger with Newkirk Realty Trust.

Long-Term Incentive Awards

On December 28, 2006, the Compensation Committee approved long-term incentive awards, in non-vested common shares of us under our 1998 Share Option Plan, to our then executive officers as follows:

Name and Title	Value of Long-Term Incentive Award
E. Robert Roskind – Chairman	$ 200,000
T. Wilson Eglin – Chief Executive Officer, President and Chief Operating Officer	400,000
Richard J. Rouse – Vice Chairman and Chief Investment Officer	200,000
Patrick Carroll – Executive Vice President, Chief Financial Officer and Treasurer	150,000
John B. Vander Zwaag – Executive Vice President	150,000

The total long-term incentive award granted to each executive is governed by a non-vested share agreement. The form of each non-vested share agreement is filed as Exhibit 10.2 hereto. This Current Report describes certain terms of these non-vested share agreements, and such descriptions are qualified in their entirety by reference to the full text of such agreements.

Pursuant to the non-vested share agreement, the long-term incentive awards will vest in full on the fifth anniversary of the date of the award, provided certain performance targets are met. The performance-based awards require that we achieve certain pre-determined financial hurdles in each of the five years that the non-vested shares is scheduled to vest. The financial hurdles are based upon a total shareholder return, or TSR. For the applicable non-vested shares to vest, our TSR must exceed certain market benchmarks. The formula incorporates a carryback/carryforward feature that would, in essence, average the TSR performance over the five-year vesting period. The vesting of both time-based awards and performance-based awards may accelerate upon certain events. The number of common shares issued was determined by dividing the value of the award as specified above by the closing price of our common shares on the New York Stock Exchange on December 27, 2006 ($21.94 per share), the last closing price before the long-term incentive awards were approved by the Compensation Committee. The non-vested common shares are entitled to voting rights and receive dividends, including the special dividends related to the merger with Newkirk Realty Trust.

2007 Base Salaries

On December 29, 2006, the Compensation Committee approved increases in annual base salaries for calendar year 2007 for our then executive officers, as follows:

Name and Title	2006 Base Salary	2007 Base Salary
E. Robert Roskind – Chairman	$ 450,000	$ 450,000
T. Wilson Eglin – Chief Executive Officer, President and Chief Operating Officer	475,000	550,000
Richard J. Rouse – Vice Chairman and Chief Investment Officer	450,000	475,000
Patrick Carroll – Executive Vice President, Chief Financial Officer and Treasurer	325,000	360,000
John B. Vander Zwaag – Executive Vice President	315,000	340,000

Amendment to Lexington Corporate Properties Trust 1998 Share Option Plan

On December 28, 2006, the Compensation Committee, on behalf of our Board of Trustees, approved an amendment, which we refer to as the Amendment, to the Lexington Corporate Properties Trust 1998 Share Option Plan, which we refer to as the 1998 Plan. The Amendment provides that the Compensation Committee has the authority to accelerate the vesting of non-vested shares granted under the 1998 Plan, which is consistent with the terms of the Lexington Corporate Properties Trust 2002 Equity-Based Award Plan. A copy of the Amendment is filed as Exhibit 10.3 hereto. This Current Report describes certain terms of the Amendment, and such descriptions are qualified in their entirety by reference to the full text of the Amendment.

Accelerated Vesting

On December 28, 2006, the Compensation Committee approved the acceleration of the vesting of 565,219 non-vested common shares previously granted to our employees, including 485,122 non-vested common shares previously granted to our then executive officers. The vested shares were subject to time-based vesting restrictions and were due to vest between 2008 and 2011, assuming continued service of the employee. The acceleration was effective as of December 29, 2006. In connection with the acceleration, vested shares were withheld by us to cover federal, state and local income tax withholding obligations, including the following vested shares withheld from our then executive officers. The value of the shares withheld was based on the closing per share price of our common shares on December 28, 2006. The impact to our then executive officers of the vesting is as follows:

Name and Title	Total of Vested Shares	Value of Vested Shares (before withholding)	Vested Shares Withheld	Value of Vested Shares (after withholding)
E. Robert Roskind – Chairman	123,863	$ 2,717,554.22	53,818	$ 1,536,779.10
T. Wilson Eglin – Chief Executive Officer, President and Chief Operating Officer	136,075	2,985,485.50	59,124	1,688,295.34
Richard J. Rouse – Vice Chairman and Chief Investment Officer	103,431	2,269,276.14	44,940	1,283,288.43
Patrick Carroll – Executive Vice President, Chief Financial Officer and Treasurer	81,469	1,787,429.86	35,397	1,010,808.94
John B. Vander Zwaag – Executive Vice President	40,284	883,830.96	13,475	588,197.40

In connection with the acceleration of the vesting of the non-vested shares, each of the executive officers listed above entered into a Lock-Up and Claw-Back Agreement with us, whereby each executive agreed not to sell the vested shares for certain periods of time. In addition, each executive agreed to return to us the vested shares in the event that the executive’s fraud or intentional misconduct directly or indirectly causes (or materially contributes to) a material financial restatement, whether such restatement is required by law, prior to the release of the vested shares from the lock-up. The form of each Lock-Up and Claw-Back Agreement is filed as Exhibit 10.4 hereto. This Current Report describes certain terms of these Lock-Up and Claw-Back Agreements, and such descriptions are qualified in their entirety by reference to the full text of such agreements.

Item 9.01. Financial Statements and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits

10.1

Second Amendment to the Credit Agreement, among Lexington Corporate Properties Trust, Lepercq Corporate Income Fund L.P., Lepercq Corporate Income Fund II L.P., and Net 3 Acquisition L.P., as borrowers, and each of Lenders party thereto, and Wachovia Bank, National Association as Agent, dated December 27, 2006.

10.2	Long-Term Incentive Share Award Agreement
10.3	Amendment to Lexington Corporate Properties Trust 1998 Share Option Plan
10.4	Lock-Up and Claw-Back Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexington Realty Trust

Date: January 3, 2006	By: /s/ T. Wilson Eglin
T. Wilson Eglin
Chief Executive Officer

Exhibit Index

10.1

Second Amendment to the Credit Agreement, among Lexington Corporate Properties Trust, Lepercq Corporate Income Fund L.P., Lepercq Corporate Income Fund II L.P., and Net 3 Acquisition L.P., as borrowers, and each of Lenders party thereto, and Wachovia Bank, National Association as Agent, dated December 27, 2006.

10.2	Long-Term Incentive Share Award Agreement
10.3	Amendment to Lexington Corporate Properties Trust 1998 Share Option Plan
10.4	Lock-Up and Claw-Back Agreement